EXHIBIT 8.1
                    MCGUIRE, WOODS, BATTLE & BOOTHE, L.L.P.
                                ONE JAMES CENTER
                              901 EAST CARY STREET
                            RICHMOND, VIRGINIA 23219
                               December 15, 1995
Universal Corporation
1501 North Hamilton Street
Richmond, Virginia 23230
Dear Sirs:
     We have been requested, as your special tax counsel, to render federal tax advice in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by Universal Corporation, a Virginia corporation (the "Company"), with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), $200,000,000 of the Company's debt securities.
     We have reviewed the statements set forth in the Registration Statement under the heading "United States Taxation" and hereby advise you that such statements, insofar as they are or refer to statements of United States law or legal conclusions relating thereto, are accurate in all material respects.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "United States Taxation" in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under
Section 7 of the Securities Act.
                                     Very truly yours,
                                     /s/ McGuire, Woods, Battle & Boothe, L.L.P.